SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006

PRIMEDIA Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip Code)

Registrant’s telephone number, including area code (212) 745-0100

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

On March 2, 2006, Mr. Timothy D. Dattels advised the Chairman of the Board of Directors that he was resigning, effective March 2, 2006, as a director of the Company.  In Mr. Dattels’ letter to the Chairman he stated that his resignation was “motivated solely by my new commitments and travel schedule . . . [and] does not relate to any disagreement I have with anyone associated with PRIMEDIA or the strategic direction of PRIMEDIA.”  Mr. Dattels served on the Company’s Board of Directors since September 2003 and was a member of its audit committee and corporate governance committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)

Date:	March 13, 2006	/s/ Beverly C. Chell
Beverly C. Chell
Vice Chairman and Secretary